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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement on Form S-8, File No. 333-64179, (ii) the Registration Statement on Form S-8, File No. 333-87593, (iii) the Registration Statement on Form S-8, File No. 333-41944, (iv) the Registration Statement on Form S-8, File No. 333-58046, (v) the Registration Statement on Form S-3, File No. 333-46154, (vi) the Registration Statement on Form S-3, File No. 333-62054, and (vii) the Registration Statement on Form S-4, File No. 333-62050, in each case of eBay Inc., of our report dated June 11, 2001 with respect to the consolidated financial statements of iBazar S.A. at December 31, 2000 and 1999, and for the years then ended, which appear in exhibit 99.1 in this Form 8-K/A.



Paris, France                                      /s/ ERNST & YOUNG AUDIT
June 11, 2001                                          Represented by
                                                       EMMANUEL PICARD